SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
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                               SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

                             Filed by the Registrant  [X]
                   Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ] Preliminary Proxy Statement    [X] Definitive Proxy Statement
          [ ] Definitive Additional          [ ] Soliciting Materials
              Materials                          Pursuant to
          [ ] Confidential, for use of the       Section 240.14a-11(c) or
              Commission Only (as permitted      Section 240.14a-12
              by Rule 14a-6(e)(2))


                             COVER-ALL TECHNOLOGIES INC.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)



          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement
                              if other than Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.
               1)   Title of each class of securities to which transaction
                    applies:
                            -----------------------------------------------

               2)   Aggregate number of securities to which transaction
                    applies:
                            ------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
                                           --------------------------------

               4)   Proposed maximum aggregate value of transaction:
                                                                    -------

               5)   Total fee paid:
                                   ----------------------------------------

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
                                           --------------------------------

               2)   Form, Schedule or Registration Statement No:
                                                                -----------

               3)   Filing Party:
                                 ------------------------------------------

               4)   Date Filed:
                               --------------------------------------------

                             COVER-ALL TECHNOLOGIES INC.


          BRIAN MAGOWAN
          Chairman of the Board and Chief Executive Officer


                                                                May 7, 1999


          To All Cover-All Stockholders:

               I cordially invite you to attend the Annual Meeting of Stockholders which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on Thursday, June 17, 1999 at 9:30 a.m., local time.

               The annual election of directors will take place at the Meeting. Personal information about the nominees for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

               Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to complete, sign, date and mail the accompanying form of Proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The Proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the Proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be greatly appreciated.

               Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Cover-All Technologies Inc. appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                             Sincerely,



                                             BRIAN MAGOWAN,
                                               Chairman of the Board and
                                                 Chief Executive Officer

                             COVER-ALL TECHNOLOGIES INC.
                                 ____________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ____________________


          TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

               The Annual Meeting of Stockholders of Cover-All Technologies Inc., a Delaware corporation (the "Company"), will be held on June 17, 1999 at 9:30 a.m., local time, at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, to consider and act upon the following:

               1. To elect the class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified; and

               2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

               Stockholders of record at the close of business on April 26, 1999, which is the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

               All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their Proxies and vote their shares in person.

                                        By Order of the Board of Directors


                                        ANN F. MASSEY
                                          Secretary

          Date:  April 30, 1999

          -----------------------------------------------------------------

          IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

          -----------------------------------------------------------------

                             COVER-ALL TECHNOLOGIES INC.
                                 ____________________

                                   PROXY STATEMENT
                            ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 17, 1999
                                 ____________________


                                       GENERAL

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cover-All Technologies Inc., a Delaware corporation (the "Company"). These proxies will be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 17, 1999 at 9:30 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

               The principal executive offices of the Company are located at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 30, 1999.


                         VOTING SECURITIES AND VOTE REQUIRED

               Stockholders of record as of the close of business on April 26, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. As of the Record Date, there was only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the nominees for director receiving a plurality of the votes cast at the Meeting shall be elected.

               With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes
                                                         ------
          withheld will be counted toward determining the presence of a quorum for the transaction of business.

               Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except
                                                                   ------
          the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

               As of April 26, 1999, 16,993,672 shares of the Company's Common Stock were issued and outstanding.

                                  VOTING OF PROXIES

               Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of Proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as Proxies in accordance with the stockholder's direction. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed Proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of Proxy may revoke that Proxy or may submit a revised form of Proxy at any time before it is voted. A stockholder may also vote by ballot at the Meeting, thereby canceling any Proxy previously returned.


                            SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

               The following table contains information as of March 31, 1999 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a director of the Company, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers of the Company, and as to the percentage of outstanding shares held by such persons on that date.


                                                           Amount      Percent
                                        Status of      Beneficially      of
            Name and Address         Beneficial Owner     Owned(1)    Class(2)
      ----------------------------  -----------------    ----------   --------

     Software Investments Limited  Beneficial Owner    2,673,458(3)     15.6%
       Abbot Building               of more than 5%
       P.O. Box 3186                of the Company's
       Main Street                  Common Stock
       Road Town
       Tortola,
       British Virgin Islands

     Care Corporation Limited      Beneficial Owner    2,500,000(4)     14.7%
       Abbot Building               of more than 5%
       P.O. Box 3186                of the Company's
       Main Street                  Common Stock
       Road Town
       Tortola,
       British Virgin Islands

     Sirrom Capital Corporation    Beneficial Owner    2,400,000(5)     12.4%
       500 Church Street            of more than 5%
       Suite 200                    of the Company's
       Nashville, TN  37219         Common Stock

                                                           Amount     Percent
                                        Status of       Beneficially     of
            Name and Address         Beneficial Owner     Owned(1)    Class(2)
     ----------------------------  -----------------    ----------   --------
     Atlantic Employers Insurance  Beneficial Owner    1,925,046(6)     10.9%
         Company                    of more than 5%
       1601 Chestnut Street         of the Company's
       Two Liberty Place            Common Stock
       Philadelphia, PA 19192

     Harvey Krieger                Beneficial Owner      912,046(7)     5.4%
       12 Vaughn Drive              of more than 5%
       Ramsey, NJ 07446             of the Company's
                                    Common Stock

     Brian Magowan                 Chairman of the       410,000(8)     2.4%
                                    Board and Chief
                                    Executive Officer

     Earl Gallegos                 Director              448,000(9)     2.6%

     Ian J. Meredith               Director               10,000(10)      *

     Mark D. Johnston              Director              205,000(11)    1.2%

     Steve Hough                   Director               10,000(12)      *

     James R. Stallard             Director               10,000(13)      *

     Peter C. Lynch                President and Chief   197,500(14)    1.1%
                                    Operating Officer

     John R. Nobel                 Chief Financial        11,000(15)      *
                                    Officer

     Dalia Ophir                   Chief Technology      205,000(16)    1.2%
                                    Officer

     Raul F. Calvo                 Former                      0         --
                                    Vice President and
                                    Chief Accounting
                                    Officer

     All directors and executive                       1,506,500(17)    8.2%
     officers as a group
     (consisting of 9 persons)

     --------------------
     * Less than one percent.

    (1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

    (2) Based upon 16,993,672 total outstanding shares of Common Stock on March 31, 1999, plus shares of Common Stock that may be acquired by the person or group indicated pursuant to any options or warrants exercisable within sixty (60) days.

    (3) Software Investments Limited ("SIL"), a British Virgin Islands corporation, reported on Schedule 13D filed
         December 7, 1998, that it beneficially owns 2,673,458 shares of Common Stock, which includes presently exercisable warrants to purchase 106,152 shares of Common Stock at $1.91 per warrant. SIL reported that it has sole voting and dispositive power over such shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    (4) Care Corporation Limited ("Care"), a British Virgin Islands corporation, reported on Schedule 13D filed on December 7, 1998, that it beneficially owns 2,500,000 shares of Common Stock. Care reported that it has sole voting and dispositive power with respect to such shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    (5) Represents shares of Common Stock receivable upon conversion of 12.5% Convertible Debenture due March 2002.

    (6) Includes presently exercisable warrants to purchase 686,773 shares of Common Stock at $1.72 per warrant. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    (7) Mr. Krieger reported to the Company that he beneficially owned 912,046 shares of Common Stock as of March 31, 1999.

    (8) Represents options to purchase 400,000 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan and options to purchase 10,000 shares at an exercise price of $2.13 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

    (9) Represents options to purchase 438,000 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan and options to purchase 10,000 shares at an exercise price of $2.13 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

    (10) Represents options to purchase 10,000 shares at an exercise price of $1.94 per share pursuant to the Company's 1994
         Stock Option Plan for Independent Directors.

    (11) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors and options to purchase 195,000 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Option Plan. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    (12) Represents options to purchase 10,000 shares at an exercise price of $3.81 per share pursuant to the Company's 1994
         Stock Option Plan for Independent Directors.

    (13) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994
         Stock Option Plan for Independent Directors.

    (14) Represents options to purchase 12,500 shares at an exercise price of $2.25 per share pursuant to the Company's 1991 Key Employee Stock Option Plan, options to purchase 30,000 shares at an exercise price of $5.00 per share, options to purchase 145,000 shares at an exercise price of $1.5625 per share pursuant to the Company's 1995 Employee Stock Option Plan, 5,000 shares owned by Mr. Lynch and 5,000 shares owned by Mr. Lynch's wife.

    (15) Represents options to purchase 5,000 shares at an exercise price of $3.75 per share pursuant to the Company's 1995
         Employee Stock Option Plan and 6,000 shares owned by Mr.
         Nobel.

    (16) Represents options to purchase 15,000 shares at an exercise price of $5.00, options to purchase 40,000 shares at $2.00 per share and options to purchase 150,000 shares at an exercise price of $2.50 pursuant to the Company's 1995 Employee Stock Option Plan.

    (17) Includes 1,490,500 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

                       PROPOSAL NO. 1 - ELECTION OF DIRECTORS

               There are six members of the Board of Directors of the Company classified into three classes, with the three-year term of office of each class expiring at the meeting of stockholders in successive years, upon the election and qualification of successor classes. The term of office of two directors will expire at the Meeting. The Directors in the class subject to election will be elected to serve for a term of three years or until their successors shall have been elected and qualified.

               The nominees for the class to be elected at the Meeting are Earl Gallegos and Mark D. Johnston. Mr. Gallegos was named a director of the Company in March 1997, and Mr. Johnston was named a director of the Company in 1996.

               The Company's By-Laws provide for seven members of the Board of Directors. There was one vacancy as of the Record Date.

               Proxies may not be voted for a greater number of persons than the two nominees named. Unless otherwise indicated, all proxies received will be voted in favor of the election to the Board of Directors of the nominees named above. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereby will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. The nominees for director receiving a plurality of the votes cast at the Meeting shall be elected. Shares represented by Proxy as to which authority to vote for the named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for such nominee.

               The following table lists the names of the directors and the nominees for Director, their ages, their current positions with the Company and the expiration date of their term as director of the Company.


                                                                Term as
                                                                Director
               Name               Age       Position            Expires
               ----               ---       --------            --------

          Brian Magowan . . . .    57  Chairman of the Board of   2000
                                         Directors and Chief
                                         Executive Officer
          Earl Gallegos . . . .    41  Director                   1999*
          Steve Hough . . . . .    55  Director                   2000
          Mark D. Johnston  . .    41  Director                   1999*
          Ian J. Meredith . . .    50  Director                   2001
          James R. Stallard . .    46  Director                   2001


          ---------------
          * Term of class expires at the Meeting. Director indicated is a nominee for re-election.

               Brian Magowan has served as Chairman and Chief Executive Officer of the Company since March 1997. From 1971 until August 1993, Mr. Magowan worked for the Unisys Corporation in various capacities. In his last position with Unisys, he was Vice President and General Manager of the Software Products Group. Between September 1993 and March 1997, Mr. Magowan served as Managing Partner of the consulting firm of Turnbury Associates ("Turnbury"). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Earl Gallegos was named a director of the Company in March 1997. Mr. Gallegos is a former Executive Vice President of Operations for Pacific Rim Assurance Company. Mr. Gallegos spent seven years working within all aspects of the workers' compensation insurance company. Within the last three years, Mr. Gallegos founded his own consulting firm, Earl Gallegos Management, LLC, in which he performs management consulting within the insurance and software industries. Some of his larger projects include implementation and management of a software system to support a statewide managed care program and the founding of a twenty-four hour managed care company in the state of California. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Steve Hough was named a director of the Company in December 1997. Mr. Hough is President of Tennecom Holdings, Inc. ("THI"), a company which serves as the management arm for several computer sales and service companies and as an incubator for new business ventures. Mr. Hough established and has run Tennecom, Inc., a computer sales and service company, since 1982. From 1982 to 1997, Mr. Hough established several subsidiaries and sister companies of THI that develop software, refurbish and resell IBM computer equipment and provide professional services in AS/400 and Client Server systems. Prior to 1982, Mr. Hough set up a computer leasing division for Pearl Equipment Co., created Computer Marketing of America, a computer sales company which he sold to a partner in 1982, and worked for IBM in various capacities. In connection with the issuance of the Company's 12-1/2% Convertible Debentures (the "Debentures") in March 1997 to Tandem Capital, Inc. ("Tandem"), an affiliate of Sirrom Capital Corporation, Tandem was provided with the right to require that its nominee be elected to the Board of Directors as a member of the class whose term expires in 1998. In December 1997, Tandem had exercised such right with the appointment of Mr. Hough to the Board of Directors.

               Mark D. Johnston was elected a director of the Company in 1996 and served as Chief Financial Officer in 1997 on an interim basis until John R. Nobel was named Chief Financial Officer in January 1998. Mr. Johnston is an executive director of SIL and Care, both of which are British Virgin Islands corporations. For the past 7 years his responsibilities have been centered on treasury operations, including currency management and management of investments in international bonds, equities and derivatives. Mr. Johnston has also been involved in the development of educational software for use on multimedia personal computers for the past five years and has gained considerable experience in the rapid changes occurring in the computer industry. Mr. Johnston is also a director of International Insurance Technologies, Inc., a software consulting company. Mr. Johnston was elected to the Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among the Company, SIL and Care. Under the Stock Purchase Agreement, the Company agreed to elect Mr. Johnston as a director in the Class of 1996 as the designee of SIL and Care. The Company further agreed that a designee, which may be Mr. Johnston or a successor designated by SIL and Care, shall be included as one of the management nominees for director of the Company at each meeting of stockholders, beginning with the 1996 Annual Meeting, and that if the designee is not elected at the 1996 Annual Meeting or any subsequent annual meeting called for the purpose of reelecting or electing such class of directors, the Company shall, following such meeting, elect the designee to its Board of Directors to serve for a period equal to the remainder of the term of such class of directors and amend its By-Laws to create any vacancy, if required. The Stock Purchase Agreement further stipulates that if, at any time, any designee shall decline or be unable to serve as a director of the Company, another designee shall be elected as a director to fill the vacancy thus created. Each designee shall have all voting and other rights provided to directors of the Company generally. The Company shall be required to comply with the Stock Purchase Agreement for as long as SIL and Care collectively hold an aggregate of 20% or more of the issued and outstanding shares of the Company's Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Ian J. Meredith was named a director of the Company in March 1997. Mr. Meredith is the Chief Executive Officer of International Insurance Technologies, Inc., a software consulting company. His primary responsibility is to promote marketing and sales of insurance software internationally. Mr. Meredith is a director of Care Systems Corporation, a Delaware corporation and an affiliate of Care ("CSC"), specializing in software and services to the workers' compensation industry in the United States. In 1992, Mr. Meredith, as CEO and Chairman, founded CSC to develop proprietary software for the insurance and employer markets. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               James R. Stallard was elected a director of the Company in 1996. Mr. Stallard joined CIGNA Property and Casualty in August 1994 as a Vice President. Mr. Stallard has held a variety of management positions in underwriting, administration and systems in the property and casualty insurance industry for nearly 26 years, and for 21 years was employed by Transamerica Insurance Company (now known as TIG). Mr. Stallard was elected to the Board of Directors of the Company pursuant to a Restructuring Agreement dated as of March 1, 1996 among the Company and several customers and parties to two lawsuits. Under the Restructuring Agreement, the Company agreed to elect to its Board of Directors one designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement.
          Mr. Stallard, as designee, was elected as a director in the Class of 1998 and was reelected at the Company's 1998 Annual Meeting of Stockholders. The Company further agreed that if the designee dies or resigns, his successor will be designated a director.
          See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               In addition to Mr. Magowan who is the Chief Executive Officer of the Company, Peter C. Lynch is the President and Chief Operating Officer, John R. Nobel is the Chief Financial Officer, Dalia Ophir is the Chief Technology Officer, and Ann F. Massey is the Secretary of the Company.

               Peter C. Lynch (age 38) is presently the President and Chief Operating Officer of the Company and the President and Chief Operating Officer of COVER-ALL, and has served as such since June 1996. Mr. Lynch joined the Company as Vice President of Sales and Marketing of COVER-ALL in July 1994. He was appointed President and Chief Operations Officer of COVER-ALL in 1995. Prior to joining the Company, Mr. Lynch held various sales and operations positions within AT&T as part of its executive development program.

               John R. Nobel (age 45) has served as Chief Financial Officer of the Company since January 1998. From 1987 to December 1997, Mr. Nobel held controller and finance positions with Chartwell Leisure, Inc., Prime Hospitality Company and Simco Construction Company. From 1983 to 1986, Mr. Nobel was employed by Arthur Young & Co. Mr. Nobel is a Certified Public Accountant.

               Dalia Ophir (age 43) has served as the Chief Technology Officer of the Company since January 1, 1998. From 1994 until December 1997, Ms. Ophir served as Senior Vice President/Program Manager, TAS 2000. Ms. Ophir joined the Company in 1984 and held various development and customer support positions through 1994.

               Ann F. Massey (age 41) has served as the Company's Corporate Secretary since April 1997. In March 1997, Ms. Massey was appointed Controller of the Company and in March 1996, she was appointed Assistant Treasurer of the Company. From 1994 until February 1996, Ms. Massey served as Assistant Controller for the insurance services division of the Company. Prior to 1994, Ms. Massey served as the Company's Accounting Manager.


                          BOARD OF DIRECTORS AND COMMITTEES

               There were sixteen (16) meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 75% of the total number of meetings of the Board and all committee meetings of the Board on which the director served.

               The Board of Directors has standing Compensation and Audit Committees. The full Board of Directors administers each of the 1994 Non-Qualified Stock Option Plan for Consultants, the 1994 Stock Option Plan for Independent Directors and the 1995 Employee Stock Option Plan, as amended (collectively, the "Stock Option Plans"). Although the Company is no longer granting options under the 1991 Key Employee Stock Option Plan, there still remain outstanding options under this plan. The Company does not have a standing nominating committee.

               The members of the Compensation Committee are Messrs. Magowan and Gallegos. The principal function of the Compensation Committee is to review current and proposed employment arrangements with existing and prospective senior employees. During the fiscal year ended December 31, 1998, the Compensation Committee met on two (2) occasions.

               The members of the Audit Committee are Messrs. Stallard, Gallegos and Johnston. The Audit Committee's principal functions are (i) to consider matters relating to the administration and audit of the Company's accounts and its financial affairs;
          (ii) to supervise the Company's relationship with its independent auditors; (iii) to recommend the appointment of independent auditors; and (iv) to meet with Company personnel as it deems appropriate to carry out its functions. During the fiscal year ended December 31, 1998, the Audit Committee met on one occasion.

               In administering the Stock Option Plans, the Board of Directors' principal function is to administer the respective plans, including selecting the employees, consultants and directors to whom options will be granted, determining the number, terms and conditions of options to be granted to any such employee, consultant or director when options are to be granted, and establishing rules and regulations for the administration of the respective plans.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               In March 1996, the Company entered into a series of agreements which provided for the transfer and discontinuance of its Insurance Services Division ("ISD") operations and the issuance of the Company's Common Stock and warrants to
          (i) certain customers of the ISD business in exchange for the release of the Company from its obligations to provide insurance services to ISD customers and (ii) The Robert Plan Corporation in exchange for the settlement and dismissal of lawsuits with The Robert Plan Corporation.

               As part of the restructuring transactions in March 1996 (the "Restructuring"), the Company transferred certain assets, employees, contracts and leased premises relating to its ISD business to a subsidiary of The Robert Plan Corporation, which replaced the Company as the provider of insurance services to the ISD customers. In exchange for settling the lawsuits, releasing the Company's contractual obligations to provide insurance services and executing mutual releases, the Company issued to certain of the ISD customers and certain parties to the litigation: (a) a total of 3,256,201 shares of the Company's Common Stock, (b) five-year warrants (the "Restructuring Warrants") to purchase up to an additional 1,553,125 shares of the Company's Common Stock at $2.00 per share, and (c) cash of $2.5 million. Atlantic Employers Insurance Company, a CIGNA Property and Casualty company and ISD customer, initially acquired 2,476,547 shares of the Company's Common Stock, Restructuring Warrants to purchase 1,181,250 shares and $675,000 in cash as part of the Restructuring, and on March 31, 1999, held 1,238,273 of the shares and 686,773 of the such warrants.
          Mr. James R. Stallard, Vice President of CIGNA Property and Casualty, was designated as a director of the Company under the terms of the Restructuring.

               As part of the Restructuring, the Company had the option, exercisable for a period of six months (from March 1, 1996), to
          (i) purchase 50% of the 3,256,201 shares for a certain calculated cash price, and (ii) acquire 50% of the 1,553,125 Restructuring Warrants at a cash price equal to $1.00 per warrant. On
          March 31, 1996, the Company assigned this repurchase option to SIL, which SIL subsequently exercised. As a result of the SIL and Care transactions of March 31, 1996 described below, the antidilution provisions of the Restructuring Warrants required an adjustment of shares to 1,725,694 from 1,553,125 and a price adjustment to $1.80 from $2.00 per share. Further, as a result of the issuance of the Debentures to Tandem on March 31, 1997, the remaining Restructuring Warrants required an adjustment of shares to 902,979 and a price adjustment to $1.72 per share.

               Also in March 1996, the Company entered into a series of transactions with SIL and Care whereby the Company: (A) sold to SIL for total proceeds of $3,022,391: (i) 1,412,758 shares of the Company's Common Stock for $2.00 per share, and (ii) five-year warrants (the "SIL Warrants") to purchase an aggregate of 196,875 shares of the Company's Common Stock, exercisable at $2.00 per share, for $1.00 per SIL Warrant ($196,875), and (B) assigned to SIL the rights it retained in the Restructuring to repurchase within six months shares of the Company's Common Stock and its rights to purchase from the warrantholders Restructuring Warrants to acquire 776,562 shares of the Company's Common Stock. As a result of the issuance of these shares, the antidilution provisions of the Restructuring Warrants required an adjustment from 776,562 shares at $2.00 share to 862,847 shares at $1.80 per share. As a result of the issuance of the Debentures to Tandem on March 31, 1997, the SIL Warrants required an adjustment of shares to 206,152 and a price adjustment to $1.91 per share. On July 31, 1997, SIL assigned 100,000 SIL Warrants to certain private investors.

               On March 31, 1996, the Company was granted by Care the exclusive license for the Care software systems for use in the worker's compensation claims administration markets in Canada, Mexico and Central and South America (the "Care Software

          License"). In exchange for this license, the Company issued to Care 2,500,000 shares of the Company's Common Stock at $2.00 per share to value the license at $5,000,000 at March 31, 1996. The license agreement was revised on March 14, 1997, and the Company engaged Care as its exclusive sales agent for a monthly fee of $10,000 against commissions of 20%. Depending on the level of revenue reached, or not reached, under the license agreement, the Company had the right to repurchase all or portions of the shares issued to Care at $.01 per share. In accordance with such engagement of Care as the Company's exclusive agent, the Company paid Care approximately $90,000 in 1997 and approximately $30,000 in 1998.

               On March 31, 1998, as a result of a strategic decision by the Company to allocate its future resources to its TAS 2000 and Classic product lines rather than the product line obtained by the Care Software License, the Company negotiated a buy back of the Care Software License. For the buy back of the Care Software License by Care, the Company received $500,000 on March 31, 1998 and a $4,500,000 non-interest bearing note, payable in semi-annual installments of $500,000 which, when discounted at 6%, results in a principal amount of the note of $3,893,054. The discounted note is collateralized by unencumbered Cover-All stock owned by Care and a Care affiliate, SIL. The number of shares required as collateral will vary, such that the market value of the shares held as collateral must equal 150% of the outstanding balance. The number of shares required as collateral will be adjusted at each payment date based on the market price of the Company's shares and the balance outstanding on the date. Based on the market price of the Company's stock on March 30, 1998, approximately 1,700,000 shares were pledged as collateral. Based on the market price of the Company's common stock on September 30, 1998, approximately 3,700,000 shares were pledged as collateral. Upon receipt of the first $500,000 payment under the agreement on March 31, 1998, the Company lifted the aforementioned $.01 per share stock repurchase restriction on the 2,500,000 shares. The Company also acquired worldwide reseller rights (excluding Australia, New Zealand and the United States) to the Care software. The Company has received the subsequent payments due under the Care note, including the payment due by March 31, 1999. Based on the market price of the Company's common stock on March 30, 1999, approximately 1,909,000 shares were pledged as collateral.

               In separate but related agreements, Care agreed to grant to the Company certain nonexclusive reseller rights to the Care Software License, for which the Company is not required to pay a license fee to Care and the Company agreed to grant to Care nonexclusive reseller rights to the TAS 2000 software and the Classic product line, relieving the Company of paying to Care an agency fee, as well as reducing marketing expense to the Company.

               Based on the above, and due to the related party nature of the Care Software License buy back agreement, the Company recorded the $1,143,054 difference between the carrying value of the Care Software License at December 31, 1997 of $3,250,000 and the discounted $4,393,054 buy back agreement amount to capital in excess of par value in the first quarter of 1998.

               The Mirror Trust, a Jersey, Channel Islands Discretionary Settlement, owns a majority interest in the issued capital of both Care and SIL. The ultimate beneficiaries of the Mirror Trust are the Johnston family interests, one of whom, Mark D. Johnston, is a director of the Company. Mr. Johnston is an executive director of Care and SIL. In March 1997, Mark D. Johnston was appointed Chief Financial Officer of the Company on an interim basis and served in such a capacity until January 1998.

               Ian J. Meredith, a director of the Company, is also a director of Care and of CSC, a Care affiliate, specializing in software and services to the workers' compensation industry in the United States. In 1992, Mr. Meredith, as CEO and Chairman, founded CSC to develop proprietary software for the insurance and employer markets. A company owned by a trust for the benefit of Mr. Meredith's children owns a minority interest in the issued capital of Care. Mr. Meredith has no ownership in and exercises no control with respect to such company.

               In March 1997, the Company engaged Brian Magowan as Chief Executive Officer of the Company with compensation to be paid by the Company to Turnbury Associates, the consulting firm of which Mr. Magowan is a managing partner. The Company paid Turnbury approximately $150,000 in the 1998 Fiscal Year for professional services provided to the Company. The Company paid Mr. Magowan $23,787 in the 1998 Fiscal Year for reimbursement of travel expenses in connection with his consulting services. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

               Earl Gallegos, a director of the Company, is also a principal shareholder of Earl Gallegos Management, LLC, which provides management consulting services to businesses. Earl Gallegos Management, LLC has been a consultant for CSC, a Care affiliate, for the last two years with regard to project management in connection with CSC's contract for technology services to the Bureau of Workers' Compensation for the State of Ohio. Additionally, effective August 1, 1998, Earl Gallegos Management, LLC was requested to provide consulting services for the overall management of CARE Information Services, a division of Care. This engagement ended on February 10, 1999.
          Separately, pursuant to the Consulting Agreement, dated as of April 29, 1997, between the Company and Earl Gallegos Management, LLC, the Company engaged Mr. Gallegos as a consultant for the 10-month period of March 1997 to January 1998. Under this Consulting Agreement, in March 1997, the Company granted
          Mr. Gallegos' firm 250,000 options to purchase the Company's common stock at $1.25 per share and granted Mr. Gallegos' firm a bonus of 250,000 options to purchase the Company's common stock at $1.25 per share in March 1997. The Company did not grant
          Mr. Gallegos' firm any options to purchase the Company's common stock in the 1998 fiscal year. Pursuant to a Consulting Agreement, dated as of October 26, 1998, between the Company and Earl Gallegos Management, LLC, the Company engaged Earl Gallegos Management, LLC for a six to nine month period to provide project management services for one of the Company's TAS 2000 customers. Pursuant to this Consulting Agreement, the Company will pay
          Mr. Gallegos' firm $1,100 per day plus expenses. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
          1934

               The following table lists the current and former directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each a "Reporting Person") that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required Form by each Reporting Person:

                                             Transactions
                                               Untimely       Known Failures
          Reporting Person   Late Reports      Reported       To File Forms
          ----------------   ----------------  --------       -------------

          Dalia Ophir        2                    4           None


               Except as set forth above, the Company believes that during the fiscal year ended December 31, 1998, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          EXECUTIVE COMPENSATION

               The following table summarizes all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996.

                                                Annual Compensation
                                          --------------------------------
                   Name and                                  Other Annual
              Principal Position    Year   Salary   Bonus    Compensation
              ------------------    ----   ------   -----    ------------
          Brian Magowan             1998  $    --   $--      $150,000(1)
            Chairman of the Board   1997       --    --       235,800(2)
             and Chief Executive    1996       --    --       139,500(2)
             Officer

          Peter C. Lynch            1998  189,992  10,000            --
            President and Chief     1997  178,327    --        17,452(3)
             Operating Officer      1996  157,763    --        14,892(4)

          John R. Nobel             1998  100,269  20,000            --
            Chief Financial Officer 1997       --    --              --
                                    1996       --    --              --


          Dalia Ophir               1998  178,646  50,000            --
            Chief Technology        1997  173,353  40,000      21,287(5)
             Officer                1996  120,600    --              --

          Raul F. Calvo             1998  135,541    --              --
            Former Vice President   1997  131,250   5,000      24,486(6)
             and Chief Accounting   1996  136,800    --              --
             Officer


                                       Long Term Compensation(1)
                                     -----------------------------
                                            Awards         Payouts
                                    ------------------------------
                                                                     All
                                    Restricted  Securities          Other
                Name and               Stock    Underlying  LTIP   Compen-
           Principal Position  Year  Award(s)    Options   Payouts  sation
           ------------------  ---- ----------  ---------- -------  ------
          Brian Magowan        1998       --           --      --       --
            Chairman of the    1997       --      410,000      --       --
            Board and Chief    1996       --           --      --       --
            Executive Officer

          Peter C. Lynch       1998       --           --      --       --
            President and      1997       --      145,000      --       --
            Chief Operating    1996       --       54,800      --       --
            Officer

          John R. Nobel        1998       --       15,000      --       --
            Chief Financial    1997       --           --      --       --
            Officer            1996       --           --      --       --


          Dalia Ophir          1998       --      150,000      --       --
            Chief Technology   1997       --       50,000      --       --
             Officer           1996       --       35,400      --       --

          Raul F. Calvo        1998       --           --      --       --
            Former Vice        1997       --           --      --       --
            President          1996       --       34,700      --       --
            and Chief
            Accounting
            Officer


          --------------------

          (1) Represents $150,000 paid to Turnbury, the consulting firm of which Mr. Magowan is a managing partner, pursuant to the Services Agreement, dated as of March 1, 1998, by and between the Company and Turnbury.

          (2) Represents amounts paid to Turnbury pursuant to the Consulting Agreement, dated as of June 20, 1995, by and between the Company and Turnbury, as amended on April 29, 1997.

          (3) Represents salary in the amount of $12,375 payable in 1996 but deferred until 1997 and unused vacation in the amount of $5,077.

          (4)  Represents the $14,892 value of a company car given to Mr. Lynch.

          (5) Represents the difference between the outstanding principal amount of $30,000 and accrued interest of $1,487 of an executive loan made by the Company to Ms. Ophir in May 1996, which was forgiven by the Company in August 1997, and deferred salary in the amount of $10,200 originally payable in 1996 and 1997, which was relinquished by Ms. Ophir in August 1997.

          (6) Represents salary in the amount of $9,850 payable in 1996 but deferred until 1997 and unused vacation in the amount of $14,636.

          GRANTS AND EXERCISES OF STOCK OPTIONS

               The following table sets forth certain information with respect to stock options granted during the 1998 fiscal year to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

                                                                POTENTIAL
                                                             REALIZABLE VALUE
                                                            AT ASSUMED ANNUAL
                                                              RATES OF STOCK
                                                              PRICE APPRECI-
                                                                  ATION
                                 INDIVIDUAL GRANTS           FOR OPTION TERM
                      -------------------------------------- ---------------
                                   % OF
                                   TOTAL
                                  OPTIONS
                                  GRANTED
                       NUMBER OF    TO
                       SECURITIES EMPLOY-
                       UNDERLYING EES IN  EXERCISE
                         OPTIONS  FISCAL   PRICE  EXPIRATION
        NAME             GRANTED   YEAR    ($/SH)    DATE       5%      10%
        ----           ------------------ ------------------    --      ---
        Brian Magowan      --       --       --       --          --       --

        Peter C. Lynch     --       --       --       --          --       --

        John R. Nobel    15,000     4.8%    3.75   12/28/02   15,341   32,052

        Dalia Ophir     150,000    47.6%    2.50    6/09/00   38,438   78,750

        Raul F. Calvo      --       --       --       --          --       --


             The following table sets forth outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table at December 31, 1998.


                                                   NUMBER OF
                                                   SECURITIES     VALUE OF
                                                   UNDERLYING   UNEXERCISED
                                                  UNEXERCISED   IN-THE-MONEY
                                                   OPTIONS AT    OPTIONS AT
                                                  FISCAL YEAR-  FISCAL YEAR-
                                                      END          END(1)
                         NUMBER OF                    (#)           ($)
                          SHARES                  - - - - - -   - - - - - -
                        ACQUIRED ON     VALUE     EXERCISABLE/  EXERCISABLE/
             NAME        EXERCISE    REALIZED($) UNEXERCISABLE UNEXERCISABLE
             ----        --------    ----------- ------------- -------------
        Brian Magowan       --           --       410,000/0      275,000/0

        Peter C. Lynch     5,000        3,750     187,500/0       54,375/0

        John R. Nobel       --           --    5,000/10,000          0

        Dalia Ophir       27,400       76,213     205,000/0          0

        Raul F. Calvo       --           --              --          --


        ---------------

          (1) Based upon the fair market value of $1 15/16 of the Company's Common Stock on December 31, 1998 on The Nasdaq SmallCap Market.

          TEN YEAR OPTION/SAR REPRICINGS

             The following provides information on the repricing of stock options held by the Named Officers within the past 10 years:

                                                                    LENGTH OF
                                                                    ORIGINAL
                          NUMBER OF    MARKET   EXERCISE             OPTION
                          SECURITIES  PRICE OF   PRICE                TERM
                          UNDERLYING  STOCK AT  AT TIME             REMAINING
                           OPTIONS    TIME OF      OF                AT DATE
                           REPRICED  REPRICING REPRICING    NEW        OF
                              OR         OR        OR     EXERCISE  REPRICING
                           AMENDED   AMENDMENT AMENDMENT   PRICE       OR
        NAME        DATE     (#)        ($)       ($)       ($)     AMENDMENT
        ---------------------------------------------------------------------

        Dalia      6/9/98  150,000      2.50      4.00    2.50(1)    2 years
        Ophir                                                         and 6
        Chief                                                        months
        Tech-
        nology
          Officer

        -------------
        (1) Represents the closing price of a share of Common Stock on the Nasdaq National Market on June 9, 1998.


        REPORT ON REPRICING OF OPTIONS/SARS

           The Stock Option Plans are administered by the Board of Directors of the Company. In order to retain the services of Dalia Ophir as the Company's Chief Technology Officer, the Company entered into an employment agreement, dated as of January 1, 1998, with Ms. Ophir and an incentive stock option agreement, dated as of January 1, 1998, with Ms. Ophir. Under the terms of her employment agreement and incentive stock option agreement, the Company granted to Ms. Ophir an option (the "Original Option"), pursuant to the Company's 1995 Employee Stock Option Plan, as amended (the "Plan"), to purchase 150,000 shares of the Company's Common Stock at an exercise price of $4.00 per share, on the terms and conditions as set forth in her incentive stock option agreement.

           Since January 1, 1998, the date of the Original Option, the price of the Common Stock fell to such a level that the Board of Directors believed that the Original Option would no longer provide the desired incentive to motivate Ms. Ophir in the performance of her duties. Therefore, because the Company greatly valued the services Ms. Ophir provides to the Company and the Company desired to provide Ms. Ophir with an incentive to motivate Ms. Ophir to continue to provide outstanding performance of her duties, in June 1998, the Board of Directors considered repricing Ms. Ophir's stock options.

           Consequently, the Board approved the repricing of Ms. Ophir's 150,000 Original Options that were exercisable at an exercise price of $4.00 per share and new stock options (the "Repriced Options") were granted as of June 9, 1998 under the Plan and pursuant to the terms of a new incentive stock option agreement between Ms. Ophir and the Company. The transaction was accomplished through the cancellation by the Board of Directors of Ms. Ophir's Original Option and a grant of the Repriced Options. The Repriced Options are exercisable at a price of $2.50 per share, which was the closing price of a share of Common Stock of the Company on the Nasdaq National Market on June 9, 1998.

                                        Brian Magowan
                                        Earl Gallegos
                                        James R. Stallard
                                        Mark D. Johnston
                                        Ian J. Meredith
                                        Steve Hough
                                        (Members of the Board of Directors)

        EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

           In March 1997, the Company engaged Brian Magowan as Chief
        Executive Officer of the Company. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, the Company paid Turnbury, the consulting firm of which Mr. Magowan is a managing partner, $12,500 per month, plus expenses, for services rendered by Mr. Magowan. Additionally, the Company granted Mr. Magowan five-year options to purchase 400,000 shares of Common Stock, exercisable at $1.25 per share. As of March 1, 1998, the Company entered into a services agreement with Turnbury, whereby the Company, effective as of January 1, 1998, agreed to continue to retain Mr. Magowan as Chief Executive Officer of the Company. The services agreement expired on December 31, 1998 and provides for a retention fee consisting of an annual fee of $150,000, payable in equal monthly installments, plus a bonus based upon the financial results of the Company.

           The Company entered into an employment agreement with Peter C. Lynch, dated as of March 1, 1998, whereby the Company agreed to continue to retain Mr. Lynch as President of the Company. The employment agreement expired on February 28, 1999 and provided for compensation of $190,000 plus bonus. The Company entered into a new employment agreement with Mr. Lynch, dated as of March 1, 1999, whereby the Company agreed to continue to retain Mr. Lynch as President of the Company. The March 1, 1999 agreement shall continue month to month and provides for an annual salary of $210,000 plus bonus.

           The Company entered into an employment agreement with John R. Nobel, dated as of January 15, 1998, whereby the Company engaged Mr. Nobel as Chief Financial Officer of the Company. The employment agreement expires December 31, 1998 and provided for compensation of $110,000 plus bonus. Additionally, the Company granted Mr. Nobel options to purchase 15,000 shares of Common Stock, exercisable at $3.75 per share.The Company entered into an employment agreement with John R. Nobel, dated as of February 19, 1999, whereby the Company agreed to retain Mr. Nobel as Chief Financial Officer of the Company. The employment agreement expires December 31, 1999 and provides for compensation of $130,000 plus bonus. Additionally, the Company granted Mr. Nobel options to purchase 25,000 shares of Common Stock, exercisable at $1.75 per share. The employment agreement may be renewed jointly by the Company providing written offer of continued employment upon terms and conditions no less favorable to Mr. Nobel than those set forth in the employment agreement at least ninety (90) days prior to the expiration date and by Mr. Nobel accepting such offer within ten (10) days of the delivery of the offer of renewal by the Company.

           In January 1998, the Company engaged Dalia Ophir as Chief Technology Officer of the Company. The employment agreement expires on December 31, 2000 and provides for compensation at the annual rate of $180,000 (subject to annual increases) plus bonus. The agreement provides Ms. Ophir with incentive stock options to purchase 150,000 shares of Common Stock, exercisable at $4.00 per share, pursuant to the Company's 1995 Employee Stock Option Plan. On June 6, 1998, in a letter agreement from the Company to Ms. Ophir, the Company repriced the option exercise price to $2.50 per share. The employment agreement may be renewed for successive one year terms jointly by the Company and Ms. Ophir by providing written notice of renewal to each other at least thirty (30) days prior to the expiration of the then current term.

           On April 1, 1996, the Company and COVER-ALL entered into an employment agreement with Raul F. Calvo, Vice President and Chief Accounting Officer of the Company. The employment agreement expired on December 31, 1998 and provided for compensation at the annual rate of $131,250. Mr. Calvo's employment was terminated as of July 10, 1998.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During fiscal year 1998, the Compensation Committee consisted of Messrs. Magowan and Gallegos. Mr. Magowan serves as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Gallegos serves as a director of the Company and served as a consultant to the Company for the period of March 1997 to January 1998. Mr. Gallegos is also a principal shareholder of Earl Gallegos Management, LLC, which provides management consulting services to businesses. Earl Gallegos Management, LLC has been a consultant for CSC, a Care affiliate, for the last two years with regard to project management in connection with CSC's contract for technology services to the Bureau of Workers' Compensation for the State of Ohio. Additionally, effective August 1, 1998, Earl Gallegos Management, LLC was requested to provide consulting services for the overall management of CARE Information Services, a division of Care. The engagement ended on February 10, 1999. Separately, pursuant to the Consulting Agreement, dated as of April 29, 1997, between the Company and Earl Gallegos Management, LLC, the Company engaged Mr. Gallegos as a consultant for the 10-month period of March 1997 to January 1998. Under this Consulting Agreement, in March 1997, the Company granted Mr. Gallegos' firm 250,000 options to purchase the Company's common stock at $1.25 per share and granted
        Mr. Gallegos' firm a bonus of 250,000 options to purchase the Company's common stock at $1.25 per share. The Company did not grant
        Mr. Gallegos' firm any options to purchase the Company's common stock in the 1998 fiscal year. Pursuant to a Consulting Agreement, dated as of October 26, 1998, between the Company and Earl Gallegos Management,
        LLC, the Company engaged Earl Gallegos Management, LLC for a six to nine month period to provide project management services for one of the Company's TAS 2000 customers. Pursuant to this Consulting Agreement, the Company will pay Mr. Gallegos' firm $1,100 per day plus expenses.

        COMPENSATION OF DIRECTORS

           In 1998, the Company's outside directors received no compensation for their services as directors of the Company.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achieve-ments, and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. The Chairman of the Board and Chief Executive Officer of the Company is separately evaluated by the Committee which takes into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company's business. For the 1998 Fiscal Year, bonuses were paid to certain employees and to the Chief Executive Officer on the basis of the 1998 performance of the Company.


           In 1998, the Company entered into (i) a services agreement with Turnbury, to engage Mr. Magowan as Chairman and Chief Executive
        Officer of the Company, pursuant to which the Company agreed to pay Turnbury $12,500 per month, plus expenses, five-year options to purchase 400,000 shares of Common Stock, exercisable at $1.25 per share and a bonus payment of $100,000 if the Company achieves projected sales goals for the 1998 Fiscal Year, (ii) an employment agreement to engage Ms. Ophir as Chief Technology Officer of the Company, pursuant to which the Company agreed to pay Ms. Ophir $180,000 per year (subject to annual increases) and incentive stock options to purchase 150,000 shares of Common Stock, exercisable at $2.50 per share, pursuant to a subsequent repricing agreement, (iii) an employment agreement to engage Mr. Nobel as Chief Financial Officer, pursuant to which the Company agreed to pay Mr. Nobel $110,000 per year plus bonus, and options to purchase 15,000 shares of Common Stock, exercisable at $3.75 per share, and (iv) an employment agreement to engage Mr. Lynch as President of the Company, pursuant to which the Company agreed to pay Mr. Lynch $190,000 per year plus bonus.


                                        Brian Magowan
                                        Earl Gallegos
                                        (Members of the Compensation Committee)

        PERFORMANCE GRAPH


           Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from October 31, 1993 through December 31, 1998 on an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), and (iii) two indices of peer groups selected by the Company. Stockholders are advised that historical results are not necessarily indicative of future performance.

                                   -----------------------------------------

                                             CUMULATIVE TOTAL RETURN
                                12/93   12/94   12/95   12/96   12/97   12/98

        COVER-ALL TECHNOLOGIES
        INC.  COVR              100      48      30      30      79      38
        New Peer Group          100     142     223     323     381     448
        Old Peer Group          100     129     254     303     491     855
        Russell 2000            100      98     126     147     180     179

                                       AUDITORS

           The Company's independent public auditors are Moore Stephens, P.C., Cranford, New Jersey. A representative of Moore Stephens, P.C. will be present at the Meeting and available to respond to appropriate questions and, in addition, such representative will be given an opportunity to make a statement at the Meeting if the representative desires. At a meeting held on August 4, 1997, the Board of Directors of the Company approved the engagement of Moore Stephens, P.C. as its independent auditors for the fiscal year ending December 31, 1997 to replace Ernst & Young LLP, who were dismissed as auditors of the Company effective August 4, 1997. Proposals for performing the audit services were received from both firms, and the change was made for cost-saving reasons. The members of the Company's audit committee approved the change. The reports of Ernst & Young LLP on the Company's financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

           In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

                                    ANNUAL REPORT

           All stockholders of record as of April 26, 1999 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1998 (the "Annual Report") which contains audited financial statements of the Company and complies with all of the disclosure requirements of the Company's 1998 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.
        The Annual Report is deemed to be part of the material for the solicitation of Proxies. If a stockholder has not received a copy of the Annual Report, a copy of the Annual Report may be requested by writing to the Secretary, Cover-All Technologies Inc., 18-01 Pollitt Drive, Fair Law, New Jersey 07410.

                                STOCKHOLDER PROPOSALS

           If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on January 8, 2000. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, the Company must receive notice of such matter on or before March 23, 2000. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

                                    MISCELLANEOUS

           The Company will bear all of the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

           It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                        By Order of the Board of Directors


                                        ANN F. MASSEY
                                        Secretary
        Date:  May 7, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          COVER-ALL TECHNOLOGIES INC.



    The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint Brian Magowan and John R. Nobel and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 17, 1999 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

    The undersigned hereby instructs said proxies or their substitutes:

1. TO ELECT A CLASS OF DIRECTORS CONSISTING OF TWO DIRECTORS TO SERVE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED:


    [  ]  Vote FOR the nominees listed     [  ]  WITHHOLD AUTHORITY to
          below                                  vote for the nominees
                                                 listed below

                NOMINEE:  Earl Gallegos, Mark D. Johnston

2. DISCRETIONARY AUTHORITY: TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.


                               (continued, and to be signed on reverse side)

                              (continued from other side)


             THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED FOR PROPOSAL 1.

                                      Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.


                                      Dated:                          , 1999
                                            --------------------------

                                                                       (L.S.)
                                            --------------------------

                                                                       (L.S.)
                                            --------------------------
                                                    Signature(s)


       Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.







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